ADDENDUM - AUTHORIZATION TO ENTER INTO OVER-THE-COUNTER AND/OR EXCHANGE-TRADED DERIVATIVES

The undersigned “Client” hereby confirms its authorization for the undersigned “Sub-Adviser” to enter into and transact in over-the-counter and/or exchange-traded derivatives (“Derivatives”), as and to the extent specified in the Subadvisory Agreement, dated March 7, 2012, to which this Addendum is attached (the “Agreement”) with respect to the fund identified in the Agreement (the “Fund”), as agent for the Fund and on the Fund’s behalf.

1.	In respect of Derivatives, Client hereby constitutes and appoints Sub-Adviser the Fund’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Fund and in the Fund’s name, place and stead and in any and all capacities, to enter into, execute and deliver any and all documents deemed necessary or advisable by Sub-Adviser to enter into Derivatives transactions and to maintain or manage Derivatives positions, including without limitation master agreements, schedules, annexes, confirmations, and any other documents in (collectively, “Derivatives Documentation”), or based on, the forms of documentation developed by the International Swaps & Derivatives Association, Inc. (ISDA), including the granting of any indemnities required of the Fund to a Derivatives counterparty. Subadviser hereby agrees that Trading Documents are subject to the review of legal counsel for the Fund’s Investment Manager (as that term is defined in the Agreement) prior to Sub-Adviser’s execution thereof.

2.	Sub-Adviser is hereby authorized to select the counterparties with whom it enters into Derivatives transactions on behalf of the Fund, subject only to such limitations as may be set forth in the Agreement.

3.	Client gives Sub-Adviser full authorization to post as collateral or margin, or otherwise grant security interests in (solely to the extent of the Fund’s liability in connection with Derivatives transactions), assets committed by Client to the management of Sub-Adviser, in the ordinary course of executing Derivatives transactions and managing Derivatives positions, including to give instructions to the Fund’s custodian to effectuate or to facilitate such actions.

4.	Client authorizes Sub-Adviser to make such representations and warranties and enter into such covenants, on behalf of the Fund, as are required in any Derivatives Documentation.

5.	Client authorizes Sub-Adviser to deliver to Derivatives counterparties reports, certifications, statements and other information regarding the Fund and assets committed by Client to the management of Sub-Adviser, as are required in the ordinary course of executing Derivatives transactions and managing Derivatives positions.

6.	Client authorizes Sub-Adviser to deliver to Derivatives counterparties and other interested parties a copy of this Addendum as evidence of Sub-Adviser’s authority to do and perform all acts authorized hereunder.

7.	Client makes the following representations and warranties to Sub-Adviser, which will be continuing for as long as the Agreement is in effect, any Derivatives documentation pursuant to the Agreement is in effect, or any Derivatives transaction or position pursuant to the Agreement is outstanding, on which the Sub-Adviser may rely in entering into any Derivatives documentation, executing any Derivatives transaction or managing any Derivatives position:

a.	The Fund is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing

b.	The Fund has the power to enter into Derivatives transactions, to execute, deliver and perform agreements governing Derivatives transactions, to grant security interests in its assets in connection with such Derivatives transactions solely to the extent of the Fund’s liability in connection with such transactions, and to delegate such powers to Client as its agent with respect to the Fund’s assets committed to the management of Client, and Client, in turn has the power to delegate such powers to Sub-Adviser as Client’s agent with respect to the Fund’s assets whose management has been delegated to Sub-Adviser.

c.	The execution, delivery and performance of Derivatives Documentation by the Fund, or by Sub-Adviser on behalf of the Fund, under the Agreement do not violate or conflict with any law applicable to the Fund, and provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

d.	All governmental and other consents that are required to have been obtained by the Fund with respect to Derivatives transactions and Derivatives Documentation into which the Fund, or Sub-Adviser on behalf of the Fund, enters under the Agreement, have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

e.	The Fund’s obligations under any Derivatives Documentation into which the Fund, or Sub-Adviser on behalf of the Fund, enters under the Agreement, constitute the Fund’s legal, valid and binding obligations, enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application).

f.	There is not pending, or to its knowledge, threatened against the Fund or any of its affiliates, any action, suit or proceeding that is likely to affect the legality, validity or enforceability against it of any Derivatives Documentation into which it, or the Sub-Adviser on its behalf, enters under the Agreement.

g.	All assets committed by Client to the management of Sub-Adviser are free and clear of any security interest, lien or encumbrance, other than as may be required in connection with the Fund’s custody arrangements.

h.	The Fund is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any relevant jurisdiction to make any deduction or withholding for or on behalf of any tax from any payment to be made by it to the counterparty in any Derivatives transaction into which it, or Sub-Adviser on its behalf, enters under the Agreement.

i.	The Fund is an “eligible contract participant” as defined in the United States Commodity Exchange Act, and an “eligible swap participant” as defined in regulations issued by the United States Commodity Futures Trading Commission under such Act.

j.	The Fund is entering into any Derivatives transaction and Derivatives Documentation into which it, or Sub-Adviser on its behalf, enters under the Agreement, as principal, and not as agent of any person or entity.

8.	The Fund consents to the governing law and jurisdiction provisions, if any, contained in any Derivatives documentation entered into by it, or by Sub-Adviser on its behalf, and also submits to the jurisdiction of the courts specified as having jurisdiction in accordance with any such provisions; provided, however that Sub-Adviser shall provide Client with prior written notice of any governing law and jurisdiction other than New York.

9.	Client agrees and acknowledges that in transacting in Derivatives and negotiating and entering into any Derivatives Documentation on behalf of the Fund, Sub-Adviser is not providing any legal advice to the Fund or Client.

10.	Subject to Paragraph 8 of the Agreement relating to Liability and Indemnification, Client agrees to indemnify and hold harmless Sub-Adviser and its affiliates, and each of Sub-Adviser’s and its affiliates’ respective directors, officers and employees from and against any and all expenses, losses, damages, liabilities, demands, charges or claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), for which any such person may become liable or which may be incurred by or asserted against such person by reason of (i) any lack of authority, or alleged lack of authority, of Sub-Adviser to conduct Derivatives activities and to enter into Derivatives Documentation on behalf of the Fund, (ii) any failure of any representations or warranties of the Fund made in or pursuant to this Addendum to be true and correct at all relevant times, and (iii) any breach by the Fund of any of its covenants or agreements made in this Addendum.

11.	In furtherance of, and in order to facilitate, Sub-Adviser’s carrying out of Derivatives activities on behalf of the Fund as contemplated in the Agreement and this Addendum, Client agrees to cooperate with Sub-Adviser in any ways the Sub-Adviser may reasonably request, including without limitation signing any documentation, furnishing any information and making or confirming any additional representations and warranties, in connection with such Derivatives activities.

AGREED ON THE 7TH DAY OF MARCH, 2012.

“CLIENT” COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC			“SUB-ADVISER” TCW INVESTMENT MANAGEMENT COMPANY

By	/s/ Christopher Thompson		By	/s/ Lazarus Sun
	Name:	Christopher Thompson		Name:	Lazarus Sun
	Title:	Senior Vice President-Head of Investment Products and Marketing		Title:	Senior Vice President